UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.          Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 of this Form 8-K current report is hereby incorporated by reference.
Item 5.03          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2017, STRATA Skin Sciences, Inc. (the "Company") filed a certificate of amendment to its Fifth Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware implementing a 1-for-5 reverse stock split of the Company's common stock, pursuant to which each 5 shares of issued and outstanding common stock converted into 1 share of common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the reverse stock split. In lieu of issuing fractional shares, the Company will round fractions of shares up to the nearest whole share.
The 1-for-5 reverse stock split will be effective at 5:00 p.m., Eastern Time, on Thursday, April 6, 2017, and the Company's common stock will trade on the NASDAQ Capital Market on a post-split basis at the open of trading on Friday, April 7, 2017. The Company's post-reverse split common stock will have a new CUSIP number, 86272A 206. Other terms of the common stock are not affected by the reverse stock split.  The common stock will continue to trade under the symbol "SSKN."
The Company has approximately 2.2 million post-split shares outstanding as a result of the reverse stock split.
The Company's transfer agent, American Stock Transfer, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the brokers' particular processes, and will not be required to take any action in connection with the reverse stock split.
The number of shares of the Company's convertible preferred outstanding was not affected by the reverse stock split. However, the number of shares of common stock into which each outstanding share of the Company's convertible preferred stock is convertible will be adjusted proportionately as a result of the reverse stock split.  All stock options and warrants to purchase common stock outstanding and the Company's common stock reserved for issuance under the Company's equity incentive plans immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of affected shares of common stock by five and, as applicable, multiplying the exercise price by five as a result of the reverse stock split.
As a result of the reverse stock split, the Company expects to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on the NASDAQ Capital Market; however, there can be no assurance that the reverse stock split will have that effect.

On April 6, 2017, the Company issued a press release with respect to the reverse stock split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein. A copy of the certificate of amendment to the Fifth Amended and Restated Certificate of Incorporation, as amended, is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.
Item 9.01.          Financial Statements and Exhibits

Exhibit No.          Exhibit Description

3.1
Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation, as amended, of STRATA Skin Sciences, Inc., filed with the Secretary of State of the State of Delaware on April 6, 2017.

99.1	Press Release dated April 6, 2017 issued by STRATA Skin Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: April 6, 2017	By:	/s/ Christina L. Allgeier
Christina L. Allgeier
Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 3.1
Exhibit Description

Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation, as amended, of STRATA Skin Sciences, Inc., filed with the Secretary of State of the State of Delaware on April 6, 2017

99.1	Press Release dated April 6, 2017 issued by STRATA Skin Sciences, Inc.